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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus of Global Crossing Ltd. of our report dated April 21, 1998 on the consolidated financial statements of Global Crossing Ltd., which report is included in the Registration Statement on Form S-4 (Registration No. 333-61457) and to all references to our Firm included in this Registration Statement.



   /s/ Arthur Andersen LLP
-----------------------------------

 Arthur Andersen LLP



Hamilton, Bermuda

December  11 , 1998